SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2014

APPLIED GENETIC TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36370	59-3553710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11801 Research Drive

Suite D

Alachua, Florida 32615

(Address of principal executive offices) (Zip Code)

(386) 462-2204

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Applied Genetic Technologies Corporation (the “Company”) held its 2014 Annual Meeting of Stockholders on November 19, 2014, at which two proposals were submitted to, and approved by, our stockholders. The holders of 13,048,894 shares of common stock were present or represented by proxy at the meeting. The proposals are described in detail in our definitive proxy statement for the 2014 Annual Meeting filed with the Securities and Exchange Commission on October 10, 2014. The final results for the votes for each proposal are set forth below.

At the annual meeting, each of David R. Guyer, M.D. and Arnold L. Oronsky, Ph.D. was elected as a Class I Director of the Company, to serve a three-year term expiring at the 2017 Annual Meeting of Stockholders. The votes cast in the election of directors were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
David R. Guyer, M.D.	12,026,815	63,084	958,995
Arnold L. Oronsky, Ph.D.	8,621,065	3,468,834	958,995

At the annual meeting, our stockholders also approved the proposal to ratify the appointment of McGladrey LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2015. The votes cast on this proposal were as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for fiscal year 2015	13,039,371	0	9,523	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED GENETIC TECHNOLOGIES CORPORATION

By:	/s/ Lawrence E. Bullock
Lawrence E. Bullock
Chief Financial Officer

Date: November 25, 2014